                                                                    Exhibit 23.3
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Marcam Corporation:


We consent to incorporation by reference in this Registration Statement on Form S-8 of Marcam Corporation of our report dated October 20, 1994, relating to the consolidated statement of operations, stockholders' equity, and cash flows of Marcam Corporation and subsidiaries for the year ended September 30, 1994, which report appears in the September 30, 1996 annual report on Form 10-K of Marcam Corporation.


                                           KPMG Peat Marwick LLP

Boston, Massachusetts
March 27, 1997